ASSIGNMENT AND ASSUMPTION
                           -------------------------

     THIS ASSIGNMENT AND ASSUMPTION ("Assignment") is dated September 10, 2007 (the "Effective Date"), between CBP Parts Acquisition Co. LLC, a Delaware limited liability company ("Assignor"), Centerbridge Capital Partners, L.P, a Delaware limited partnership, ("Centerbridge"), Centerbridge Capital Partners Strategic, L.P, a Delaware limited partnership ("Strategic") and Centerbridge Capital Partners SBS, L.P., a Delaware limited partnership ("SBS" and, collectively with Centerbridge and Strategic, the "Assignees").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, pursuant to that certain Investment Agreement dated as of July 26, 2007 (the "Investment Agreement") among Assignor, Centerbridge and Dana Corporation, Assignor has agreed to purchase shares of the capital stock of a corporation that will be Dana Corporation's successor for certain Bankruptcy Code purposes ("New Dana");

     WHEREAS, Assignor desires to assign its rights to purchase such shares under the Investment Agreement and Assignees desire to assume such rights pursuant to Section 8.2 of the Investment Agreement; and

     WHEREAS, Centerbridge desires to assign its rights under the Investment Agreement to designate two members of New Dana's board of directors to Strategic and SBS.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. (a) Assignor hereby assigns, sets over and transfers unto Assignees all of the right, title and interest of Assignor in, to and under the Investment Agreement, including, without limitation, all of the right, title and interest of Assignor to purchase shares of the capital stock of New Dana in accordance with the proportions set forth on Exhibit A hereto, (b) Centerbridge hereby assigns, sets over and transfers unto Strategic its right pursuant to Section 5.3(k)(i) of the Investment Agreement to appoint one member of New Dana's board of directors, (c) Centerbridge hereby assigns, sets over and transfers unto SBS its right pursuant to Section 5.3(k)(i) of the Investment Agreement to appoint one member of New Dana's board of directors, and (c) Assignee hereby accepts the within assignment and assumes and agrees with Assignor and Centerbridge to perform and comply with and to be bound by all the terms, covenants, agreements, provisions and conditions of the Investment Agreement on the part of Assignor, and, solely with respect to obligations of Centerbridge assigned pursuant to clauses (b) and (c) above, on the part of Centerbridge, to be performed on or after the Effective Date (the "Assumed Obligations"), in the same manner and with the same force and effect as if Assignee or Centerbridge, as applicable, had originally executed the Investment Agreement, whereupon Assignor shall be released from any further obligation or liability under the Investment Agreement with respect to the Assumed Obligations from and after the date hereof.

     2. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     3. This Assignment is made without recourse, representation or warranty whatsoever, express or implied, except as expressly provided in the Investment Agreement.

     4. This Assignment shall be construed and enforced in accordance with the laws of State of New York, without regard to principles of conflict of law.

     5. This Assignment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

     6. This Assignment, together with the Investment Agreement, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by each of the parties hereto.

            [The remainder of this page is intentionally left blank.]


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


     IN WITNESS WHEREOF, the Assignor and Assignees have duly executed this instrument as of the first day above written.

                              ASSIGNOR:

                              CBP PARTS ACQUISITION CO. LLC

                                   By:  Centerbridge Capital Partners, L.P.,
                              its member owning a majority of its interests

                                   By:  Centerbridge Associates, L.P., its
                              General Partner

                                   By:  Centerbridge GP Investors, LLC, its
                              General Partner

                              By: /s/ Jeffrey H. Aronson
                                  ----------------------------------------------

                                   Name:   Jeffrey H. Aronson

                                   Title:  Authorized Person

                              ASSIGNEE:

                              CENTERBRIDGE CAPITAL PARTNERS, L.P.

                                   By:  Centerbridge Associates, L.P., its
                              General Partner

                                   By:  Centerbridge GP Investors, LLC, its
                              General Partner

                              By: /s/ Jeffrey H. Aronson
                                  ----------------------------------------------

                                   Name:   Jeffrey H. Aronson

                                   Title:  Authorized Person

                              CENTERBRIDGE CAPITAL PARTNERS STRATEGIC, L.P.

                                   By:  Centerbridge Associates, L.P., its
                              General Partner

                                   By:  Centerbridge GP Investors, LLC, its
                              General Partner

                              By: /s/ Jeffrey H. Aronson
                                  ----------------------------------------------

                                   Name:   Jeffrey H. Aronson

                                   Title:  Authorized Person

                              CENTERBRIDGE CAPITAL PARTNERS SBS, L.P.

                                   By:  Centerbridge Associates, L.P., its
                              General Partner

                                   By:  Centerbridge GP Investors, LLC, its
                              General Partner

                                   By: /s/ Jeffrey H. Aronson
                                       -----------------------------------------

                                   Name:   Jeffrey H. Aronson

                                   Title:  Authorized Person

                                   Schedule A

-------------------------------------------------- -----------------------------
Assignee                                           Percentage
-------------------------------------------------- -----------------------------
Centerbridge Capital Partners, L.P.                95%
-------------------------------------------------- -----------------------------
Centerbridge Capital Partners Strategic, L.P.      3%
-------------------------------------------------- -----------------------------
Centerbridge Capital Partners SBS, L.P.            2%
-------------------------------------------------- -----------------------------


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